ADDENDUM TO MORTGAGE-COLLATERAL REAL ESTATE MORTGAGE
                ----------------------------------------------------

          THIS ADDENDUM TO MORTGAGE-COLLATERAL REAL ESTATE MORTGAGE (this "Instrument"), dated as of May 27, 1997, is executed by COLORADO NATIONAL BANK ("CNB"), with an address at 950 Seventeenth Street, Denver, Colorado 80202, in connection with a mortgage heretofore executed by TIPPERARY PETROLEUM COMPANY, a Texas corporation, TIPPERARY CORPORATION, a Texas corporation, and TIPPERARY OIL & GAS CORPORATION, a Texas corporation (collectively, "Mortgagors"), all with an address at 633 Seventeenth Street, Denver, Colorado 80202.

                                      RECITALS

          A. Mortgagors executed and delivered to CNB a Third Amended and Restated Mortgage, Deed of Trust, Assignment of Proceeds, Security Agreement and Financing Statement (Oil and Gas) (Mortgage-Collateral Real Estate Mortgage) dated March 30, 1992 (the "Mortgage"), the terms and provisions of which and the description of the real and personal property covered by which are hereby incorporated herein by this reference. The Original Mortgage was filed and recorded, among other places, as follows:

     State          County         Filing Date    Recording Data
     -----          ------         -----------    --------------
North Dakota        McKenzie       04/06/92       Microfilm Doc. #313234
North Dakota        Williams       04/02/92       Microfilm Doc. #543417

               B. The Mortgage remains in full force and effect as of the date hereof, and CNB desires to extend the effectiveness of the Mortgage in accordance with the provisions of North Dakota Century Code Section 35-03-17.

               C. The Mortgage covers, among other lands, the lands described in Exhibit "A" attached hereto and made a part hereof.

                                      ADDENDUM

               IN CONSIDERATION of the sum of ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, pursuant to the provisions of North Dakota Century code Section 35-03-17, the effectiveness of the Mortgage shall be, and is hereby, extended for an additional five years.

               EXECUTED as of the date first above written.

ATTEST:                                 COLORADO NATIONAL BANK


          /s/ Charles S. Searle              By:  /s/ Paul Jelaco
---------------------------------          -------------------------------------
          Assistant Secretary                     Vice President


STATE OF COLORADO             )
                                   ) ss.
CITY AND COUNTY OF DENVER     )

                              (Colorado, North Dakota)

               The foregoing instrument was acknowledged before me on May 27, 1997, by Paul Jelaco, the Vice President of COLORADO NATIONAL BANK, a national banking association, on behalf of said national banking association. Witness my hand and official seal.

                                        /s/ Kimberly J. Case
                                   --------------------------------------------
                                        Notary Public

               My commission expires:   April 18, 1998

(SEAL)

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                                    EXHIBIT "A"
                                    -----------

                           McKENZIE COUNTY, NORTH DAKOTA
                           -----------------------------


T. 150 N., R. 102 W.
--------------------

Section 2: SW/4.
Section 3: Lots 2 (NW/4NE/4).

T. 151 N., R. 101 W.
--------------------

Section 5: Lots 3 and 4, S/2NW/4.

T. 151 N., R. 102 W.
--------------------

Section 34: SW/4SE/4, S/2SW/4.

                                       A-M-1

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                                    EXHIBIT "A"
                                    -----------

                           WILLIAMS COUNTY, NORTH DAKOTA
                           -----------------------------


T. 157 N., R. 100 W.
--------------------

Section 1: Lots 3 and 4, S/2NW/4.


                                       A-W-1

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